U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2016

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Share Purchase Agreements

On January 13, 2016, iBio, Inc. (the “Company”) entered into (i) a share purchase agreement with Eastern Capital Limited (“Eastern”), pursuant to which Eastern has agreed to purchase 3,500,000 shares of common stock, par value $0.001 per share, of the Company (“common stock”) (the “3.5M Purchase Agreement”), and (ii) a share purchase agreement with Eastern, pursuant to which Eastern has agreed to purchase 6,500,000 shares of common stock (the “6.5 Purchase Agreement” and together with the 3.5M Purchase Agreement, the “Purchase Agreement”). The purchase price for the shares of common stock to be issued to Eastern pursuant to the Purchase Agreements is $0.622, per share, which represents a premium of 30% to the closing price of the Company’s common stock on January 12, 2016.

As of the date hereof and prior to the issuance of the shares of common stock pursuant to the Purchase Agreement, Eastern beneficially owns 23,744,000 shares of the Company’s common stock, or 30.0% of the outstanding shares, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed with the Securities and Exchange Commission on October 13, 2015, calculated in accordance with the Securities and Exchange Commission’s beneficial ownership rules. Eastern does not have a right to appoint a director designee or any other special rights with respect to the Company’s management and affairs aside from its ability to vote the shares of common stock that it owns as it determines. Eastern has not been granted any board, management or special voting rights in connection with the transactions contemplated in the Purchase Agreements.

Pursuant to the 3.5M Purchase Agreement, iBio has agreed to issue 3,500,000 shares of common stock to Eastern on the third trading day following NYSE MKT’s approval of its additional listing application for the shares (or such other closing date for the transaction following such approval as the Company and Eastern may agree). Simultaneously with the issuance of such shares, Eastern has agreed to exercise the warrants, dated April 26, 2013, which Eastern acquired previously, to purchase 1,784,000 shares of common stock for a purchase price of $0.53 per share in accordance with the procedures set forth in the warrants (the “Warrants”). As of the closing of the 3.5M Purchase Agreement and the exercise of the Warrants, Eastern will beneficially own slightly less than 33% of the Company’s outstanding shares of common stock calculated in accordance with the Securities and Exchange Commission’s beneficial ownership rules.

The Company will seek stockholder approval of the issuance of the additional 6,500,000 shares of common stock under the 6.5M Purchase Agreement at a stockholders’ meeting to be held as promptly as practicable following the date of the agreement. On the third trading day following the date that stockholder approval has been obtained and the additional listing application for the shares has been approved by the NYSE MKT (or such other closing date for the transaction following such approval as the Company and Eastern may agree), the Company has agreed to issue the 6,500,000 shares of common stock to Eastern pursuant to the terms of the 6.5M Purchase Agreement. A three year standstill agreement that will take effect upon issuance of the shares pursuant to the 6.5M Purchase Agreement will restrict additional acquisitions of the Company’s common stock by Eastern and its controlled affiliates to limit its beneficial ownership of the Company’s outstanding shares of common stock to a maximum of 38%, absent approval by a majority of the Company’s Board of Directors.

Upon the closing of the transactions contemplated in the Purchase Agreements, the proceeds to the Company from the sale of the 10,000,000 shares of common stock pursuant to the Purchase Agreements and the exercise of the Warrants will be $7,165,520. The Company intends to use the proceeds for working capital purposes.

Each of the Purchase Agreements may be terminated at any time prior to the closing under such agreement, by either the Company or Eastern, if (i) the closing under such agreement has not occurred by March 31, 2016, (ii) there is any final and nonappealable law, order or other legal restraint or prohibition by any governmental, regulatory, listing or administrative authority, agency or commission or any court, tribunal or judicial body preventing or making illegal the consummation of the transactions contemplated by such agreement, or (iii) there is an uncured material breach by the other party of any of its representations, warranties, covenants or agreements contained in such agreement. Each of the Purchase Agreements may be terminated by the mutual written consent of the Company and Eastern, as well. In addition, the 6.5M Purchase Agreement may be terminated if at a duly convened meeting of stockholders of the Company (or any adjournment thereof) at which a proposal to approve the issuance of the 6,5000,000 shares pursuant to the agreement has been voted upon, the Company’s stockholders fail to approve such proposal.

The future issuance of the shares of common stock to Eastern under the Purchase Agreements is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing is a summary description of certain terms of the Purchase Agreements and, by its nature, is incomplete. Copies of the Purchase Agreements are filed herewith as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. All readers are encouraged to read the entire text of each of the Purchase Agreements.

Joint Venture

Concurrently with the execution of the 3.5M Purchase Agreement, Bryan Capital Investors LLC (“Bryan”) an affiliate of Eastern, entered into a contract manufacturing joint venture with the Company, contributing $15.0 million in cash to a recently formed subsidiary of the Company, iBio CMO LLC (“iBio CMO”), for a 30% interest in iBio CMO. The Company has retained a 70% equity interest in iBio CMO. Bryan and the Company executed an Amended and Restated Limited Liability Company Agreement of iBio CMO, dated January 13, 2016 (the “iBio CMO Operating Agreement”), pursuant to which iBio CMO is managed by a Board of Managers. As the majority equity holder, the Company has the right to appoint a majority of the members of the Board of Managers that will manage the joint venture. Specified material actions by the joint venture will require the consent of both the Company and Bryan.

The Company has contributed to the capital of iBio CMO a royalty bearing license, pursuant to the License Agreement, dated January 13, 2016, between the Company and iBio CMO (the “License Agreement”), which grants iBio CMO a non-exclusive license to use the Company’s proprietary technology, including the iBioLaunch technology, for research purposes and an exclusive U.S. license for manufacturing purposes. The Company retains all other rights in its intellectual property, including the rights to commercialize products based on the Company’s proprietary technology.

In connection with the joint venture, an affiliate of Eastern, which controls the subject property as sublandlord, granted iBio CMO a 35-year sublease of a 139,000 square foot Class A life sciences building in Bryan, Texas on the campus of Texas A&M University, designed and equipped for plant-made manufacture of biopharmaceuticals.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended June 30, 2015, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Important Information

The Company intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission to obtain stockholder approval of the issuance of 6,500,000 shares of common stock pursuant to the 6.5M Purchase Agreement (the “Stockholder Approval”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by the Company with the Securities and Exchange Commission will be available free of charge through the web site maintained by the Securities and Exchange Commission at www.sec.gov or by calling the Securities and Exchange Commission at telephone number 1-800-SEC-0330. Free copies of these documents may also be obtained from the Company’s website at www.ibioinc.com or by writing to Secretary, iBio, Inc., 600 Madison Avenue, Suite 1601, New York, NY 10022.

The Company and its directors and executive officers are deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Stockholder Approval. Information regarding the Company’s directors and executive officers is included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed with the Securities and Exchange Commission on October 13, 2015. Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed in connection with the Stockholder Approval.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01under the heading “Share Purchase Agreements” is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 7.01	Regulation FD Disclosure.

On January 14, 2016, the Company issued a press release announcing that it has entered into the Share Purchase Agreements and the joint venture. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement, dated January 13, 2016, between iBio, Inc. and Eastern Capital Limited, for the purchase of 3,500,000 shares of common stock*
10.2	Share Purchase Agreement, dated January 13, 2016, between iBio, Inc. and Eastern Capital Limited, for the purchase of 6,500,000 shares of common stock*
99.1	Press Release, dated January 14, 2016*

_________________

*Filed herewith.

Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: January 14, 2016	By:	/s/ Robert B. Kay
Robert B. Kay
Executive Chairman and CEO